                             AGREEMENT AND PLAN OF MERGER

                                     dated as of

                                  September 3, 1999

                                        among

                              PROMUS HOTEL CORPORATION,

                              HILTON HOTELS CORPORATION


                                        and

                                 CHICAGO HILTON, INC.

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
                      ARTICLE 1 DEFINITIONS; INTERPRETATION


     SECTION 1.01.  DEFINITIONS..............................................1
     SECTION 1.02.  CERTAIN ACTIVITIES OF SUBSIDIARIES.......................6

                              ARTICLE 2 THE MERGER


     SECTION 2.01.  THE MERGER...............................................7
     SECTION 2.02.  CONVERSION OF SHARES.....................................9
     SECTION 2.03.  ELECTION OF CASH OR PARENT STOCK.........................9
     SECTION 2.04.  PRORATION...............................................11
     SECTION 2.05.  SURRENDER AND PAYMENT...................................13
     SECTION 2.06.  DISSENTING SHARES.......................................14
     SECTION 2.07.  STOCK OPTIONS...........................................15
     SECTION 2.08.  DEFERRED SHARES; GE WARRANTS; GE OPTIONS................15
     SECTION 2.09.  FRACTIONAL SHARES.......................................16
     SECTION 2.10.  WITHHOLDING RIGHTS......................................17
     SECTION 2.11.  LOST CERTIFICATES.......................................17

                        ARTICLE 3 THE SURVIVING CORPORATION


     SECTION 3.01.  CERTIFICATE OF INCORPORATION............................18
     SECTION 3.02.  BYLAWS..................................................18
     SECTION 3.03.  DIRECTORS AND OFFICERS..................................18

             ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     SECTION 4.01.  CORPORATE EXISTENCE AND POWER...........................18
     SECTION 4.02.  CORPORATE AUTHORIZATION.................................19
     SECTION 4.03.  GOVERNMENTAL AUTHORIZATION..............................19
     SECTION 4.04.  NON-CONTRAVENTION.......................................19
     SECTION 4.05.  CAPITALIZATION..........................................20
     SECTION 4.06.  SUBSIDIARIES............................................21


-----------------------
  (1) The Table of Contents is not a part of this Agreement.



     SECTION 4.07.  SEC FILINGS.............................................21
     SECTION 4.08.  FINANCIAL STATEMENTS....................................22
     SECTION 4.09.  DISCLOSURE DOCUMENTS....................................22
     SECTION 4.10.  ABSENCE OF CERTAIN CHANGES..............................23
     SECTION 4.11.  NO UNDISCLOSED MATERIAL LIABILITIES.....................24
     SECTION 4.12.  COMPLIANCE WITH LAWS....................................25
     SECTION 4.13.  LITIGATION..............................................25
     SECTION 4.14.  FINDERS' FEES...........................................25
     SECTION 4.15.  TAXES...................................................25
     SECTION 4.16.  EMPLOYEE BENEFIT PLANS..................................27
     SECTION 4.17.  ENVIRONMENTAL MATTERS...................................28
     SECTION 4.18.  ANTITAKEOVER STATUTES; RIGHTS AGREEMENT; DIRECTOR
                    VOTES...................................................29
     SECTION 4.19.  OPINION OF FINANCIAL ADVISOR............................29
     SECTION 4.20.  INSURANCE...............................................29
     SECTION 4.21.  INTELLECTUAL PROPERTY...................................29
     SECTION 4.22.  REAL PROPERTY...........................................30
     SECTION 4.23.  YEAR 2000 COMPLIANCE....................................30
     SECTION 4.24.  MANAGEMENT AND FRANCHISE AGREEMENTS.....................30

                ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT


     SECTION 5.01.  CORPORATE EXISTENCE AND POWER...........................31
     SECTION 5.02.  CORPORATE AUTHORIZATION.................................31
     SECTION 5.03.  GOVERNMENTAL AUTHORIZATION..............................32
     SECTION 5.04.  NON-CONTRAVENTION.......................................32
     SECTION 5.05.  CAPITALIZATION..........................................33
     SECTION 5.06.  SUBSIDIARIES............................................33
     SECTION 5.07.  SEC FILINGS.............................................34
     SECTION 5.08.  FINANCIAL STATEMENTS....................................35
     SECTION 5.09.  DISCLOSURE DOCUMENTS....................................35
     SECTION 5.10.  ABSENCE OF CERTAIN CHANGES..............................36
     SECTION 5.11.  NO UNDISCLOSED MATERIAL LIABILITIES.....................38
     SECTION 5.12.  COMPLIANCE WITH LAWS AND COURT ORDERS...................38
     SECTION 5.13.  LITIGATION..............................................38
     SECTION 5.14.  FINDERS' FEES...........................................38
     SECTION 5.15.  TAXES...................................................39
     SECTION 5.16.  EMPLOYEE BENEFIT PLANS..................................40
     SECTION 5.17.  ENVIRONMENTAL MATTERS...................................42
     SECTION 5.18.  FINANCING...............................................42
     SECTION 5.19.  ANTITAKEOVER STATUTES; RIGHTS AGREEMENT; DIRECTOR
                    VOTES...................................................43
     SECTION 5.20.  INSURANCE...............................................43
     SECTION 5.21.  INTELLECTUAL PROPERTY...................................43
     SECTION 5.22.  REAL PROPERTY...........................................44
     SECTION 5.23.  YEAR 2000 COMPLIANCE....................................44
     SECTION 5.24.  MANAGEMENT AND FRANCHISE AGREEMENTS.....................44





     SECTION 5.25.  OPINION OF FINANCIAL ADVISOR............................45

                         ARTICLE 6 COVENANTS OF THE COMPANY


     SECTION 6.01.  CONDUCT OF THE COMPANY..................................45
     SECTION 6.02.  STOCKHOLDER MEETING; PROXY MATERIAL.....................48
     SECTION 6.03.  NO SOLICITATION; OTHER OFFERS...........................49
     SECTION 6.04.  AFFILIATES..............................................50

                           ARTICLE 7 COVENANTS OF PARENT


     SECTION 7.01.  CONDUCT OF PARENT.......................................51
     SECTION 7.02.  OBLIGATIONS OF MERGER SUBSIDIARY........................52
     SECTION 7.03.  VOTING OF SHARES........................................53
     SECTION 7.04.  DIRECTOR AND OFFICER LIABILITY .........................53
     SECTION 7.05.  EMPLOYEE MATTERS........................................54
     SECTION 7.06.  PARENT BOARD OF DIRECTORS...............................56
     SECTION 7.07.  PARENT STOCKHOLDER MEETING..............................56
     SECTION 7.08.  REGISTRATION STATEMENT..................................57
     SECTION 7.09.  STOCK EXCHANGE LISTING..................................57
     SECTION 7.10.  TAX-FREE NATURE OF DISTRIBUTION.........................57
     SECTION 7.11.  FINANCING AGREEMENTS....................................57

                  ARTICLE 8 COVENANTS OF PARENT AND THE COMPANY


     SECTION 8.01.  EFFORTS.................................................58
     SECTION 8.02.  CERTAIN FILINGS.........................................59
     SECTION 8.03.  PUBLIC ANNOUNCEMENTS....................................59
     SECTION 8.04.  FURTHER ASSURANCES......................................60
     SECTION 8.05.  ACCESS TO INFORMATION...................................60
     SECTION 8.06.  NOTICES OF CERTAIN EVENTS...............................60
     SECTION 8.07.  COOPERATION AS TO TAX MATTERS...........................61
     SECTION 8.08.  TRANSFER AND GAINS TAX..................................61
     SECTION 8.09.  AUDITORS' LETTERS.......................................61
     SECTION 8.10.  REGISTRATION RIGHTS AGREEMENT...........................61

                         ARTICLE 9 CONDITIONS TO THE MERGER


     SECTION 9.01.  CONDITIONS TO OBLIGATIONS OF EACH PARTY.................62
     SECTION 9.02.  CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
                    SUBSIDIARY..............................................62




     SECTION 9.03.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY............63

                             ARTICLE 10 TERMINATION


     SECTION 10.01.  TERMINATION............................................64
     SECTION 10.02.  EFFECT OF TERMINATION..................................66

                            ARTICLE 11 MISCELLANEOUS


     SECTION 11.01.  NOTICES................................................67
     SECTION 11.02.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............68
     SECTION 11.03.  AMENDMENTS; NO WAIVERS.................................68
     SECTION 11.04.  EXPENSES...............................................68
     SECTION 11.05.  SUCCESSORS AND ASSIGNS.................................70
     SECTION 11.06.  GOVERNING LAW..........................................70
     SECTION 11.07.  JURISDICTION...........................................70
     SECTION 11.08.  WAIVER OF JURY TRIAL...................................70
     SECTION 11.09.  COUNTERPARTS; EFFECTIVENESS............................70
     SECTION 11.10.  ENTIRE AGREEMENT.......................................70
     SECTION 11.11.  CAPTIONS...............................................71
     SECTION 11.12.  SEVERABILITY...........................................71
     SECTION 11.13.  SPECIFIC PERFORMANCE...................................71


                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of September 3, 1999 among Promus Hotel Corporation, a Delaware corporation (the "COMPANY"), Hilton Hotels Corporation, a Delaware corporation ("PARENT"), and Chicago Hilton, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY").

     WHEREAS, the respective Boards of Directors of Parent and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                            DEFINITIONS; INTERPRETATION

     SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "ACQUISITION PROPOSAL" means any offer or proposal for a merger, consolidation, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, more than 20% of the voting securities of the Company, or a substantial portion of the assets of the Company and its Subsidiaries taken as a whole, other than the transactions contemplated by this Agreement.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that, for purposes of this Agreement, Candlewood Hotel Company, Inc. shall not be deemed an Affiliate of the Company.

     "ALLIANCE COMPANY" means each of Hilton Reservations Worldwide, LLC, Hilton Marketing Worldwide, LLC and Hilton HHonors Worldwide, LLC.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of December 31, 1998 and the footnotes thereto set forth in the Company 10-K.

     "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998.

     "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated as of August 25, 1999 between the Company and Parent.

     "DELAWARE LAW" means the General Corporation Law of the State of
Delaware.

     "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL PERMITS" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws for the business of such Person or any of its Subsidiaries as currently conducted.

     "GE OPTIONS" means options to purchase an aggregate of 20,000 Shares issued on June 30, 1994 to GE Investment Hotel Partners I, Limited Partnership, and options to purchase an aggregate of 2,500 Shares issued to Trustees of the General Electric Pension Trust, and in each case issued by a predecessor of the Company and subsequently assumed by the Company.

     "GE WARRANTS" means warrants to purchase an aggregate of 262,753 Shares issued on November 8, 1996 to PT Investments Inc. by a predecessor of the Company and subsequently assumed by the Company.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, except any such effect resulting from: (i) changes in circumstances or conditions affecting the hotel, motel or travel industries in general or affecting any segment or region thereof in which such Person or its Subsidiaries operates, (ii) changes in general economic or business conditions in the United States or (iii) this Agreement or the transactions contemplated hereby or the announcement hereof, including, but not limited to, any stockholder litigation brought or threatened in respect of this Agreement or the Merger. Accordingly, a "COMPANY MATERIAL ADVERSE EFFECT" means a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and a "PARENT MATERIAL ADVERSE EFFECT" means a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

     "1933 ACT" means the Securities Act of 1933.

     "1934 ACT" means the Securities Exchange Act of 1934.

     "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of December 31, 1998 and the footnotes thereto set forth in the Parent 10-K.

     "PARENT NOTES" means any material indebtedness of Parent or PPEC for which Parent is liable.

     "PARENT STOCK" means the common stock, $2.50 par value, of Parent.

     "PARENT 10-K" means Parent's annual report on Form 10-K for the fiscal year ended December 31, 1998.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "RIGHTS" means the Series A Junior Participating Preferred Stock Purchase Rights issued and issuable pursuant to the Rights Agreement dated as of December 1, 1997 between the Company and First Union National Bank, as amended (the "Rights Agreement").

     "SEC" means the Securities and Exchange Commission.

     "SHARES" means the shares of common stock, $.01 par value, of the Company.

     "SUBSIDIARY" means, with respect to any Person, any entity of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the economic interests in such partnership) or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person; PROVIDED that, for purposes of this Agreement, Candlewood Hotel Company, Inc. shall not be deemed a Subsidiary of the Company.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                   SECTION
Affected Employee.................................................     7.05(c)
Aggregate Shares..................................................     2.04(a)
Alternative Double Merger Structure...............................     2.01(f)
Antitrust Law.....................................................     8.01(b)
Bank of America...................................................        5.18
Bank of New York Facility.........................................        5.18
Cash Consideration................................................     2.02(c)
Cash Election.....................................................     2.03(a)
Cash Proration Factor.............................................     2.04(b)
cause.............................................................     7.05(f)
Certificates......................................................        2.05
Commitment Letter.................................................        5.18
Common Shares Trust...............................................     2.09(b)
Company Designees.................................................        7.06
Company Disclosure Schedule.......................................   Article 4
Company Employee Plans............................................     4.16(a)
Company Merger Subsidiary.........................................     2.01(f)
Company SEC Documents.............................................        4.07
Company Securities................................................        4.05
Company Stock Option..............................................        2.07
Company Stockholder Meeting.......................................        6.02
Company Subsidiary Securities.....................................        4.06
Controlling Shareholder...........................................     5.15(i)
Credited Shares...................................................     2.08(a)
Directors Plan....................................................     2.08(a)
Directors Program.................................................     2.08(a)

TERM                                                                   SECTION
Dissenting Shares.................................................        2.06
Distribution......................................................     5.15(g)
DOJ...............................................................     8.01(b)
Effective Time....................................................        2.01
Election..........................................................     2.03(a)
Election Date.....................................................     2.03(b)
ERISA.............................................................     4.16(a)
ERISA Affiliate...................................................     4.16(a)
Excess Shares.....................................................     2.09(a)
Exchange Agent....................................................        2.05
Exchange Ratio....................................................     2.02(c)
Existing Registration Rights Agreement............................        8.10
Existing Senior Credit Facility...................................        5.18
Financing Agreements..............................................     7.11(a)
Form of Election..................................................     2.03(a)
FTC...............................................................     8.01(b)
GAAP..............................................................        4.08
Gains Taxes.......................................................        8.08
Guarantee of Delivery.............................................     2.03(b)
Indemnified Person................................................        7.04
Joint Proxy Statement.............................................     5.09(a)
Market Price......................................................     2.02(c)
Material Company Agreements.......................................        4.24
Material Parent Agreements........................................        5.24
Maximum Cash Shares...............................................     2.04(a)
Merger............................................................        2.01
Merger Consideration..............................................     2.02(c)
Multiemployer Plan................................................     4.16(b)
New Hilton........................................................     2.01(f)
Non-Electing Share................................................     2.04(b)
NYSE..............................................................     2.02(c)
Outside Termination Date..........................................    10.01(b)
Parent Disclosure Schedule........................................   Article 5
Parent Employee Plans.............................................     5.16(a)
Parent Merger Subsidiary..........................................     2.01(f)
Parent Rights.....................................................     5.19(b)
Parent Rights Agreement...........................................     5.19(b)
Parent SEC Documents..............................................        5.07
Parent Securities.................................................     5.05(b)
Parent Stockholder Meeting........................................        7.07

TERM                                                                   SECTION
Parent Subsidiary Securities......................................     5.06(b)
PPEC..............................................................     5.15(g)
Registration Statement............................................        5.09
Required Cash Amount..............................................        5.18
Stock Consideration...............................................     2.02(c)
Stock Election....................................................     2.03(a)
Stock Proration Factor............................................     2.04(c)
Stock Transfer Taxes..............................................        8.08
Superior Proposal.................................................        6.02
Surviving Corporation.............................................        2.01
Tax Return........................................................        4.15
Taxes.............................................................        4.15
Total Consideration...............................................     2.01(e)
Total Stock Value.................................................     2.01(e)

     SECTION 1.02. CERTAIN ACTIVITIES OF SUBSIDIARIES. The parties hereto acknowledge that certain Subsidiaries of the Company and of Parent (including, for example, partnerships formed for the purpose of owning and/or operating single hotel properties) have engaged, and may after the date hereof engage, in the ordinary course of their or the Company's or Parent's businesses, in the following activities:(a) the declaration, setting aside and payment of dividends or other distributions and (b) the repurchase, redemption or other acquisition of, or amendment to the existing terms of, capital stock or other ownership interests of such Subsidiaries. Notwithstanding anything else in this Agreement, the parties agree that any such activity referred to in clause (a) or (b) by any such Subsidiary will not constitute the breach of any representation and warranty of the Company or Parent, as the case may be, made pursuant to this Agreement or the violation of any covenant binding on the Company or Parent, as the case may be, pursuant to this Agreement, so long as such activity is (i) in the ordinary course of business consistent with past practice,(ii) on arm's length terms and (iii) permitted or required pursuant to any agreement.

                                   ARTICLE 2

                                   THE MERGER

     SECTION 2.01. THE MERGER. (a) Subject to Section 2.01(e) and Section 2.01(f), at the Effective Time, the Company shall be merged (the "MERGER") with and into Merger Subsidiary in accordance with Delaware Law, whereupon the separate existence of the Company shall cease, and Merger Subsidiary shall be the surviving corporation (the "SURVIVING CORPORATION").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger.

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

    (d) The closing of the Merger shall take place (i) at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY, as soon as practicable, but in any event within three business days after the day on which the last to be fulfilled or waived of the conditions set forth in
Article 9 (other than those conditions that by their nature are to be fulfilled at the closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or
(ii) at such other place and time or on such other date as the Company and Parent may agree in writing.

     (e) If (A) on the last trading day prior to the date upon which this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law (or if the Effective Time does not occur on such date, the date prior to the date upon which the Effective Time occurs), the fair market value, based on the volume weighted average per share sales price of the Parent Stock on that day on the NYSE, of all shares of Parent Stock to be delivered in connection with the Merger (the "TOTAL STOCK VALUE") is less than 40% of the sum of (i) the sum of the Maximum Cash Shares and Dissenting Shares, multiplied by the Cash Consideration, (ii) the amount of cash paid by Parent to acquire Shares within the two year period prior to the date of the Merger and (iii) the Total Stock Value (such sum being referred to as the "TOTAL CONSIDERATION") or (B) the conditions in Sections 9.02(b) and 9.03(b) cannot be satisfied (assuming that the legally required minimum percentage of stock consideration under the continuity of interest test applicable pursuant to Treasury Regulations is 40%), then the Merger contemplated by Section 2.01(a) shall be restructured such that Merger Subsidiary shall be merged with and into the Company, and the Company shall be the surviving corporation. In such event: all references to the term "Merger" shall be deemed references to the merger contemplated by this
Section 2.01(e); all references to the term "Surviving Corporation" shall be deemed references to the Company; all references to the term "Effective Time" shall be deemed references to the time at which the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger with respect to the Merger as restructured in the manner contemplated by this Section 2.01(e); and the conditions set forth in Sections 9.02(b) and 9.03(b) and the covenant set forth in Section 8.07 shall thereafter cease to apply. The parties shall cooperate and take all steps necessary to implement such alternative structure.

     (f) The parties agree that after the date hereof, if Parent and the Company are satisfied in their sole discretion that consummation of the Alternative Double Merger Structure (as defined below) will not result in any material adverse consequences pursuant to the Parent Notes, the parties shall use their best efforts to implement the Alternative Double Merger Structure on the terms and conditions contained in this Merger Agreement (preserving the economic and financial terms of this Agreement) with such modifications to such terms and conditions as are required to implement such structure.
The "ALTERNATIVE DOUBLE MERGER STRUCTURE" means a structure whereby the following shall occur: (i)Parent and the Company will form a corporation under Delaware Law ("NEW HILTON") owned and controlled equally by Parent and the Company;(ii) promptly following the incorporation of New Hilton, Parent and the Company will cause New Hilton to form two wholly-owned subsidiaries under Delaware Law ("PARENT MERGER SUBSIDIARY" and "COMPANY MERGER SUBSIDIARY");(iii) Parent and the Company will cause New Hilton, Parent Merger Subsidiary and Company Merger Subsidiary to become parties to this Agreement and to execute and deliver all documents required by Delaware Law to authorize and adopt this Agreement and (iv) at the Effective Time, (x) Company Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Company Merger Subsidiary shall cease, and the Company shall be the surviving corporation and (y) Parent Merger Subsidiary shall be merged with and into Parent in accordance with Delaware Law, whereupon the separate existence of Parent Merger Subsidiary shall cease, and Parent shall be the surviving corporation.

     SECTION 2.02.  CONVERSION OF SHARES.  At the Effective Time:

     (a) Each Share held by the Company as treasury stock, held by any Subsidiary of the Company, or owned by Parent or any of its Subsidiaries, immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

     (b) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (c) Except as otherwise provided in Section 2.02(a) or Section 2.06 and subject to Sections 2.03 and 2.04, each Share outstanding immediately prior to the Effective Time, together with the associated Right, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive either (i) $38.50 in cash, without interest (the "CASH CONSIDERATION"), or (ii) the number of shares of validly issued, fully paid and non-assessable Parent Stock equal to the Exchange Ratio (the "STOCK CONSIDERATION").

     The "EXCHANGE RATIO" shall be a number (rounded to the nearest ten-thousandth) determined by dividing $38.50 by the Market Price per share of Parent Stock; PROVIDED, HOWEVER, that in no event shall the Exchange Ratio be (x) greater than 3.2158 or (y) less than 2.9096. The "MARKET PRICE" per share of Parent Stock shall be the average of the volume weighted average per share sales price of Parent Stock on the New York Stock Exchange, Inc. (the "NYSE") for twenty trading days selected by lot out of the thirty trading days ending on and including the fifth trading day prior to the Effective Time. The consideration provided for in this Section 2.02(c) is referred to herein as the "MERGER CONSIDERATION".

     SECTION 2.03.  ELECTION OF CASH OR PARENT STOCK.

     (a) Subject to Section 2.04, each holder of Shares (other than holders of such shares that are to be canceled pursuant to Section 2.02(a)) shall be entitled to elect to specify (i) the number of Shares which such holder desires to have converted into the right to receive the Cash Consideration in the Merger (a "CASH ELECTION") and (ii) the number of Shares which such holder desires to have converted into the right to receive the Stock
Consideration in the Merger (a   "STOCK ELECTION"); PROVIDED, HOWEVER, that
no holder of Dissenting Shares (as defined in Section 2.06) shall be entitled to make an Election. A holder may also indicate that such record holder has no preference as to the receipt of Cash Consideration, Stock Consideration or a combination thereof with respect to such holder's Shares (a "NON-ELECTION"). Any Cash Election, Stock Election or Non-Election shall be referred to herein as an "ELECTION". All such Elections shall be made on a form furnished by Parent for that purpose (a "FORM OF ELECTION") and reasonably satisfactory to the Company. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election, PROVIDED that such nominee, trustee or representative certifies that each such Form of Election covers all Shares held for a particular beneficial owner.

          (b) Elections shall be made by holders of Shares by delivering the Form of Election to the Exchange Agent. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by no later than 5:00 p.m. (New York City time) on the business day preceding the date of the

Company Stockholder Meeting (the "ELECTION DATE"), and accompanied by (i) (x) the Certificates representing the Shares as to which the election is being made or (y) an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, PROVIDED such Certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery (a "GUARANTEE OF DELIVERY") and
(ii)a properly completed and signed letter of transmittal. Failure to deliver Certificates covered by any Guarantee of Delivery within three NYSE trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made Cash Election or Stock Election.

          (c) The Exchange Agent will have the discretion to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of the Exchange Agent in such matters shall be conclusive and binding; PROVIDED that the Exchange Agent may, in its discretion, seek guidance from Parent and the Company in connection therewith. Neither Parent nor the Company nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A Form of Election with respect to Dissenting Shares shall not be valid. The Exchange Agent shall also make all computations contemplated by
Section 2.04 and all such computations shall be conclusive and binding on the holders of Shares in the absence of manifest error. Any Form of Election may be changed or revoked prior to the Election Date. In the event a Form of Election is revoked prior to the Election Date, Parent shall, or shall cause the Exchange Agent to, cause the Certificates representing the Shares covered by such Form of Election to be promptly returned without charge to the Person submitting the Form of Election upon written request to that effect from such Person.

          (d) For the purposes hereof, a holder of Shares who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Date (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), or who submits a Form of Election without the corresponding Certificates or a Guarantee of Delivery, shall be deemed to have made a Non-Election. Holders of Dissenting Shares shall not be entitled to make an Election and shall not be deemed to have made a Non-Election; the rights of such holders of Dissenting Shares shall be determined in accordance with Section 262 of Delaware Law and as provided in Section 2.06 hereof. If any Form of Election is defective in any manner such that the Exchange Agent cannot reasonably determine the election preference of the stockholder submitting such Form of

Election, the purported Cash Election or Stock Election set forth therein shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

          (e) A Form of Election and a letter of transmittal shall be included with or mailed contemporaneously with each copy of the Joint Proxy Statement mailed to the Company's stockholders in connection with the Company Stockholder Meeting. Each of Parent and the Company shall use reasonable best efforts to mail or otherwise make available the Form of Election and a letter of transmittal to all persons who become record holders of Shares during the period between the record date for the Company Stockholder Meeting and the Election Date.

     SECTION 2.04. PRORATION. The determination of whether Shares (other than Shares that are to be canceled pursuant to Section 2.02(a)), and the associated Rights, shall be converted in the Merger into the Stock Consideration or the Cash Consideration shall be made as set forth in this
Section 2.04.

          (a) As is more fully set forth below, the aggregate number of Shares to be converted in the Merger into the right to receive the Cash Consideration shall equal the Maximum Cash Shares. The "MAXIMUM CASH SHARES" means 55% of the Aggregate Shares, less any Dissenting Shares. The "AGGREGATE SHARES" means all Shares issued and outstanding immediately prior to the Effective Time other than those Shares which are to be canceled in accordance with Section 2.02(a).

          (b) If Cash Elections are received for a number of Shares which is more than the Maximum Cash Shares:

               (i) each Share subject to a Non-Election (a "NON-ELECTING SHARE") and each Share for which a Stock Election has been received (in each case, together with the associated Right) shall be converted in the Merger into the Stock Consideration; and

              (ii) the Shares for which Cash Elections have been received (and the associated Rights) shall be converted in the Merger into the Cash Consideration and the Stock Consideration in the following manner:
     For each Cash Election, the number of Shares covered by such Cash Election that shall receive the Cash Consideration shall be the total number of Shares covered by such Cash Election multiplied by the Cash Proration Factor. The "CASH PRORATION FACTOR" means a fraction the numerator of which shall be a number equal to the Maximum Cash Shares and the denominator of which shall be the aggregate number of Shares covered by all Cash Elections made by all holders of Shares. All Shares covered by a

     Cash Election, other than that number converted into the right to receive the Cash Consideration in accordance with this Section 2.04(b)(ii), shall be converted into the right to receive the Stock Consideration.

          (c) If Stock Elections are received for a number of Shares which is more than 45% of the Aggregate Shares,

               (i) each Non-Electing Share and each Share for which a Cash Election has been received (in each case, together with the associated Right) shall be converted in the Merger into the Cash Consideration; and

               (ii) the Shares for which Stock Elections have been received shall be converted in the Merger into the Stock Consideration and the Cash Consideration in the following manner: For each Stock Election, the number of Shares covered by such Stock Election that shall receive the Stock Consideration shall be the total number of Shares covered by such Stock Election multiplied by the Stock Proration Factor. The "STOCK PRORATION FACTOR" means a fraction the numerator of which shall be a number equal to 45% of the Aggregate Shares and the denominator of which shall be the aggregate number of Shares covered by all Stock Elections made by all holders of Shares. All Shares covered by a Stock Election, other than that number converted into the right to receive the Stock Consideration in accordance with this Section 2.04(c)(ii), shall be converted into the right to receive the Cash Consideration.

          (d) If Cash Elections are received for a number of Shares which is equal to the Maximum Cash Shares, each Share covered by a Cash Election shall be converted in the Merger into the Cash Consideration, and each Share covered by a Stock Election and each Non-Electing Share shall be converted in the Merger into the Stock Consideration.

          (e) If Non-Electing Shares are not converted under either Section 2.04(b), Section 2.04(c) or 2.04(d), the Exchange Agent shall determine by lot (or by such other method as is deemed reasonable by Parent and the Company) which of such Non-Electing Shares shall be converted in the Merger into the Cash Consideration; PROVIDED, HOWEVER, that such selection by lot (or by such other method) will cease when the sum of the shares converted in such manner, plus the number of Shares covered by all Cash Elections made by the holders of Shares is equal to the Maximum Cash Shares. Each Non-Electing Share not so converted into the Cash Consideration shall be converted in the Merger into the Stock Consideration.

     SECTION 2.05. SURRENDER AND PAYMENT. (a) Prior to the record date for the Company Stockholder Meeting, Parent shall appoint an agent (the "EXCHANGE

AGENT") reasonably acceptable to the Company for the purpose of exchanging certificates representing Shares (the "CERTIFICATES") for the Merger Consideration and for purposes of receiving Election Forms and determining, in accordance with Sections 2.02, 2.03 and 2.04 the form of the Merger Consideration to be received by each holder of Shares. At the Effective Time, Parent will deposit with the Exchange Agent the Merger Consideration to be paid in respect of the Shares. For the purpose of determining the Merger Consideration to be made available, Parent shall assume that no holders of Shares will perfect rights to appraisal of their Shares.

          (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration payable for each Share represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares three years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

          (g) No dividends or other distributions with respect to any Parent Stock constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the Parent Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Parent Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii)at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Stock with a record date after the Effective Time but with a payment date subsequent to such surrender.

     SECTION 2.06. DISSENTING SHARES. Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration and shall be deemed to have been subject to a Non-Election.
The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares. Except as required by applicable law or with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 2.07. STOCK OPTIONS. (a) Each stock option to purchase Shares outstanding under any employee or director stock option or compensation plan or arrangement of the Company (a "COMPANY STOCK OPTION") shall be canceled, and the Company shall pay the holder of such Company Stock Option at or promptly after the Effective Time an amount in cash determined by multiplying the excess, if any, of the Cash Consideration over the applicable exercise price of such Company Stock Option by the number of Shares such holder could have purchased

(assuming full vesting of such option) had such holder exercised such option in full immediately prior to the Effective Time.

          (b) Parent, the Company and their Boards of Directors shall take all steps necessary to cause the payments referred to in this Section 2.07 to be exempt transactions pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission.

     SECTION 2.08. DEFERRED SHARES; GE WARRANTS; GE OPTIONS. (a) Each participant in the Promus Hotel Corporation 1996 Non-Management Directors Stock Incentive Plan (as amended, the "DIRECTORS PLAN") or the Independent Director Equity Participation Program under The 1997 Equity Participation Plan of Promus Hotel Corporation (the "DIRECTORS PROGRAM"), as applicable, will be provided with a Form of Election and given the opportunity to make an Election with respect to all Shares credited to such participant's account under the Directors Plan or the Directors Program, whether or not previously vested ("CREDITED SHARES"), at the same time and in the same manner as holders of Shares are given the opportunity to make Elections. Upon consummation of the Merger, each such participant shall have rights with respect to such Credited Shares that are identical to those of a holder of Shares who had made the same Election as that made by such participant.

          (b) At the Effective Time, Parent shall assume all obligations under the GE Warrants, and the holder of the GE Warrants thereafter shall have the right to acquire, on the same pricing and payment terms and conditions as are currently applicable under the GE Warrants, the same number of shares of Parent Stock as the holder of the GE Warrants would have been entitled to receive pursuant to the Merger had such holder exercised the GE Warrants in full immediately prior to the Effective Time (rounded up to the nearest whole number) and made a Stock Election in connection with the Merger that was not subject to proration, at the price per share (rounded down to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares purchasable pursuant to the GE Warrants immediately prior to the Effective Time divided by (z) the number of full shares of Parent Stock deemed purchasable pursuant to the GE Warrants in accordance with the foregoing.

          (c) At the Effective Time, Parent shall assume all obligations under the GE Options, and each holder of the GE Options thereafter shall have the right to acquire, on the same pricing and payment terms and conditions as are currently applicable under the GE Options, the same number of shares of Parent Stock as such holder of the GE Options would have been entitled to receive pursuant to the Merger had such holder exercised the GE Options in full immediately prior to the Effective Time (rounded up to the nearest whole number) and made a Stock Election in connection with the Merger that was not subject to proration, at the price per share (rounded down to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares purchasable pursuant to the GE Options immediately prior to the Effective Time divided by (z) the number of full shares of Parent Stock deemed purchasable pursuant to the GE Options in accordance with the foregoing.

     SECTION 2.09. FRACTIONAL SHARES. (a) No fractional shares of Parent Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fractional share of Parent Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.09, a cash payment in lieu of such fractional shares of Parent Stock representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of the number of shares of Parent Stock delivered to the Exchange Agent by Parent pursuant to Section 2.05(a) over the aggregate number of whole shares of Parent Stock to be distributed to the holders of the certificates representing Shares pursuant to Section 2.05(b) (such excess being herein called the "EXCESS SHARES"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the certificates representing Shares, shall sell the Excess Shares at then prevailing prices on the NYSE in the manner provided in the following paragraph.

          (b) The sale of the Excess Shares by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, and all related commissions, transfer taxes and other out-of-pocket transaction costs, will be paid by the Surviving Corporation out of its own funds and will not be paid directly or indirectly by Parent. Until the proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent shall hold such proceeds in trust for the holders of Shares (the "COMMON SHARES TRUST"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Shares shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Shares would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares would otherwise be entitled.

          (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares in lieu of any fractional shares of Parent Stock, the Exchange Agent shall make available such amounts to such holders of Shares without interest.

     SECTION 2.10. WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     SECTION 2.11. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article.


                                        ARTICLE 3

                             THE SURVIVING CORPORATION

     SECTION 3.01. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, PROVIDED that, at the Effective Time, such certificate of incorporation shall be amended to provide that the name of the Surviving Corporation shall be Promus Hotel Corporation.

     SECTION 3.02. BYLAWS. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 3.03. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                        ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Parent by the Company on or prior to the date hereof (the "COMPANY DISCLOSURE SCHEDULE") or in the Company SEC Documents, the Company represents and warrants to Parent that:

     SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

     SECTION 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

     SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,(ii) compliance with any applicable requirements of the HSR Act,(iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign,(iv) such consents, approvals, orders, authorizations, permits, filings or registrations of or with any governmental entity related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages and (v)any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or delay the consummation of the transactions contemplated by this Agreement beyond the Outside Termination Date.

     SECTION 4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree, (iii) except as to Material Company Agreements (which are addressed in Section 4.24), require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.05. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 500,000,000 Shares and 10,000,000 shares of preferred stock, par value $.01 per share (of which 5,000,000 shares are designated Series A Junior Participating Preferred Stock). As of August 31, 1999, there were outstanding:(i) 87,949,101 Shares (including 9,282,300 treasury Shares and vested rights to 3,835 Shares pursuant to the Directors Plan);(ii) GE Warrants to purchase an aggregate of 262,753 Shares (all of which were exercisable);(iii) employee and director stock options to purchase an aggregate of 11,173,389 Shares; (iv) GE Options to purchase an aggregate of 22,500 Shares (all of which were exercisable); and (v) no shares of preferred stock. All shares of capital stock of the Company outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All Shares issuable upon exercise of outstanding options or warrants have been duly authorized and, when issued, will have been validly issued and will be fully paid and nonassessable.

          (b) Except as set forth in this Section 4.05 and except for the Rights, any Shares reserved for issuance pursuant to future grants of options under stock option plans, and changes since August 31, 1999 resulting from the exercise of employee stock options, director stock options, GE Options or GE Warrants, there are outstanding (i) no shares of capital stock or voting securities of the Company,(ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) no options or other rights to acquire from the Company or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

     SECTION 4.06. SUBSIDIARIES. (a) Each material Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such material Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All "significant subsidiaries", as such term is defined in Section 1-02 of Regulation S-X under the 1934 Act of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each material Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are outstanding (i) no securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any material Subsidiary of the Company or (ii) no options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any material Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     SECTION 4.07. SEC FILINGS. (a) The Company has made available to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1997 and 1998,(ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1999 and June 30, 1999,(iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1998, and
(iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 4.07(a), collectively, the "COMPANY SEC DOCUMENTS".)

          (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     SECTION 4.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the annual reports on Form 10-K referred to in clause (i) of
Section 4.07(a) and the quarterly reports on Form 10-Q referred to in clause
(ii) of Section 4.07(a) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the 1934 Act) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.09. DISCLOSURE DOCUMENTS. The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent specifically for use in the Joint Proxy Statement or any amendment or supplement thereto will not, at the time the Joint Proxy Statement or any such supplement or amendment thereto is first mailed to the stockholders of Parent and the Company or at the time of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such information will comply as to form in all material respects with the applicable requirements of the 1933 Act. The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent specifically for use in the Registration Statement or any amendment or supplement thereto will not, at the time the Registration Statement or any such amendment or supplement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any events, occurrences, developments or state of circumstances or facts that, individually or in the aggregate, have had or will have a Company Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

          (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

          (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any material loan, advance or capital contributions to or investment in any Person other than to the Company or any of its direct or indirect wholly-owned Subsidiaries or in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had or could reasonably be expected to have a Company Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act; or

          (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or (to the extent material in the aggregate) employee of the Company or any of its Subsidiaries, except for any such grants made in connection with any severance agreements described in Section 7.05(b),(ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, except for any such grants made in connection with any severance agreements described in Section 7.05(b),(iii) any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries, except (A) the adoption of any severance agreement described in Section 7.05(b), or (B) to the extent necessary or desirable to effectuate the consolidation and amendment of the Company's benefit plans as described in Section 7.05(c) of the Company Disclosure Schedule, or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its subsidiaries, other than, in the case of any of clauses (i) through (v), in the ordinary course of business consistent with past practice or as required pursuant to an existing agreement.

     SECTION 4.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in any of the Company SEC Documents filed prior to the date hereof;

     (b) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

     (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     SECTION 4.12.  COMPLIANCE WITH LAWS.   Neither the Company nor any of
its Subsidiaries is in violation of, or has since January 1, 1998 violated, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.13. LITIGATION. There is no action, suit, investigation or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective properties, or against any Company Employee Plan (as defined in Section 4.16), before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 4.14. FINDERS' FEES. Except for Salomon Smith Barney Inc., a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 4.15. TAXES. (a) The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) or will timely file or cause to be timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, true and complete in all material respects.

          (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes, whether individually or in the aggregate, due with respect to any period ending prior to or as of the Effective Time (other than Taxes which are being contested in good faith), or, where payment is not yet due or is being contested in good faith, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of such Taxes.

          (c) The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (d) No federal, state, local or foreign audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of the Company or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding.

          (e) Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local, or foreign tax law) for any taxable period, other than a group the common parent of which is the Company or any Subsidiary of the Company.

          (f) Neither the Company nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to material Taxes of such other person (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local, or foreign tax law) including any liability for Taxes of any predecessor entity.

          (g) Since December 31, 1998, the Company has not made any payments, and is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments, that will not be fully deductible under Sections 162(m) or 280G of the Code (or any similar provision of foreign, state, or local law).

          (h) The Company is not aware of any fact or circumstance as of the date hereof which is reasonably likely to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, PROVIDED that Merger Subsidiary is the surviving corporation in the Merger.

          (i) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments and shall include any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise). "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     SECTION 4.16. EMPLOYEE BENEFIT PLANS. (a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each written employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits, change of control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries or

ERISA Affiliates has any liability. Copies of such plans (and, if applicable, related trust agreements, insurance policies and other funding documents relating thereto, Internal Revenue Service determination letters, most recent filings on Form 5500, actuarial valuations, financial statements, and any correspondence with a government agency relating thereto) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Parent. Such plans are referred to collectively herein as the "COMPANY EMPLOYEE PLANS". For purposes of this Agreement, "ERISA AFFILIATE" of any Person means any other Person which, together with such Person, would be treated as a single employer under
Section 414 of the Code.

          (b) Except as may be required by a collective bargaining agreement set forth in Section 4.16(a) of the Company Disclosure Schedule (or which may be entered into after the date hereof), neither the Company nor any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or participates in, nor has within the past six years maintained, contributed to, had an obligation to contribute to, or participated in any plan that constitutes or constituted a defined benefit or money purchase pension plan, as defined in Section 412 of the Code or ERISA, a "multiemployer plan," as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), a "multiple employer plan," as defined in ERISA, or that is or was subject to Title IV of ERISA.

          (c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company knows of no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the Internal Revenue Service. Each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Employee Plan. No material audit or investigation by any governmental authority is pending or, to the knowledge of the Company, threatened, regarding any Company Employee Plan.

          (d) No Company Employee Plan provides for post-employment welfare benefits of any kind, except as may be required by Section 4980B of the Code.

          (e) With respect to the Company Employee Plans which are Multiemployer Plans, (i) during the last six years neither the Company nor any ERISA Affiliate thereof has incurred any complete or partial withdrawal, withdrawal liability, or any other obligation or liability under Title IV of ERISA (including Section 4212(c)) (other than contributions due in the normal course); and (ii) no such Plan is in reorganization status, is insolvent, has terminated, or suffered a mass withdrawal.

     SECTION 4.17. ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse
Effect:

           (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law;

          (ii) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law.

     SECTION 4.18.  ANTITAKEOVER STATUTES; RIGHTS AGREEMENT; DIRECTOR VOTES.
(a) The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from the provisions of
Section 203 of Delaware Law, any other applicable antitakeover or similar statute or regulation and the business combination provisions of Article Ninth of the Company's certificate of incorporation.

          (b) The Board of Directors of the Company has resolved to, and the Company promptly after the execution hereof will, take all action necessary to render the rights issued pursuant to the terms of the Company's Rights Agreement inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

          (c) The Company has been advised that all of its directors who own Shares intend to vote in favor of the Merger, PROVIDED that the Board of Directors does not withdraw, modify or amend in a manner adverse to Parent its recommendation to the Company's stockholders.

     SECTION 4.19. OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Salomon Smith Barney Inc., financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

     SECTION 4.20. INSURANCE. All material insurance policies maintained by the Company and its Subsidiaries are set forth in the Company Disclosure Schedule.

     SECTION 4.21. INTELLECTUAL PROPERTY. The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company as currently conducted, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. The Company has no knowledge of any assertion or claim challenging the validity of any of such intellectual property that would be reasonably likely to have a Company Material Adverse Effect.

     SECTION 4.22. REAL PROPERTY. (a) Neither the Company nor any of its Subsidiaries has received a notice of default or termination under any leases for real property providing for the occupancy, in each case, of (i) a hotel or (ii) other facilities in excess of 50,000 square feet except where the existence of such notices, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) With respect to the real property that the Company and any of its Subsidiaries own, the Company or one of its Subsidiaries has title sufficient to conduct the business of the Company and its Subsidiaries as currently conducted, except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 4.23. YEAR 2000 COMPLIANCE. The Company and its Subsidiaries have (i) completed a review and assessment of all areas within the business and operations of the Company and its Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer software and systems used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, on, and any date after December 31, 1999) and (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, which plan and timeline have been made available to Parent.

     SECTION 4.24. MANAGEMENT AND FRANCHISE AGREEMENTS. The Company has made available to Parent, or otherwise identified, all material management, license and franchise agreements (or forms thereof) to which the Company or any of its Subsidiaries is a party (collectively, the "MATERIAL COMPANY AGREEMENTS") that contain material radius or non-competition restrictions which would prohibit

Parent or its Subsidiaries (as determined immediately prior to the Effective
Time) from the ownership, operation or management of any of their respective currently owned hotel properties or that require any consent or other action by any Person for, or will be subject to default, termination or cancellation because of, the transactions contemplated hereby, other than (x) those agreements the loss of the net income from which, individually or in the aggregate, would not have a Company Material Adverse Effect or (y) those agreements the Company has the right or the ability to terminate and the loss of net income from which, or any payment required to be made or otherwise payable in connection therewith, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received as of the date hereof a notice of default or termination under any Material Company Agreement, except where the existence of such notices, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.


                                     ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to the Company by Parent on or prior to the date hereof (the "PARENT DISCLOSURE SCHEDULE") or in the Parent SEC Documents, Parent represents and warrants to the Company that:

     SECTION 5.01. CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

     SECTION 5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and, except for any required approval by the stockholders of Parent of the issuance of shares of Parent Stock in connection with the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Parent Stock is the only vote of the holders of any of Parent's capital stock necessary in connection with consummation of the Merger. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary.

     SECTION 5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act,
(iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, (iv) such consents, approvals, orders, authorizations, permits, filings or registrations of or with any governmental entity related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or delay the consummation of the transactions contemplated by this Agreement beyond the Outside Termination Date.

     SECTION 5.04. NON-CONTRAVENTION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree, (iii) except as to Material Parent Agreements (which are addressed in Section 5.24), require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries or any Alliance Company is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any Alliance Company or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent or any of its Subsidiaries or any Alliance Company or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries or any Alliance Company, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) or (iv) that would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 5.05. CAPITALIZATION. (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Stock and 24,832,700 shares of preferred stock, par value $1.00 per share. As of September 3, 1999, there were outstanding: (i) 254,976,661 shares of Parent Stock; (ii) employee stock options to purchase an aggregate of 23,060,444 shares of Parent Stock (of which options to purchase an aggregate of 9,462,987 shares of Parent Stock were exercisable); and (iii) no shares of preferred stock. All shares of capital stock of Parent outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Stock issuable upon exercise of outstanding employee stock options have been duly authorized and, when issued, will have been validly issued and will be fully paid and nonassessable.

          (b) Except as set forth in this Section 5.05 and except for the Parent Rights, any Shares reserved for issuance pursuant to future grants of options under stock plans, and changes since September 3, 1999 resulting from the exercise of employee stock options, there are outstanding (i) no shares of capital stock or voting securities of Parent,(ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) no options or other rights to acquire from Parent or other obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (the items in clauses (i), (ii) and (iii) being referred to collectively as the "PARENT SECURITIES"). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Securities.

          (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

     SECTION 5.06. SUBSIDIARIES. (a) Each material Subsidiary of Parent and each Alliance Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each such material Subsidiary and Alliance Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All "significant subsidiaries," as such term is defined in Section 1-02 of Regulation S-X under the 1934 Act of Parent and their respective jurisdictions of incorporation are identified in the Parent 10-K.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each material Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are outstanding (i) no securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any material Subsidiary of Parent or (ii) no options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any material Subsidiary of Parent (the items in clauses (i) and (ii) being referred to collectively as the "PARENT SUBSIDIARY SECURITIES"). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Subsidiary Securities. Parent owns, directly or indirectly, a 50% interest in each Alliance Company.

     SECTION 5.07. SEC FILINGS. (a) Parent has made available to the Company (i) Parent's annual reports on Form 10-K for its fiscal years ended December 31, 1997 and 1998,(ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1999 and June 30, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 5.07(a), collectively, the "PARENT SEC DOCUMENTS").

          (b) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c) As of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     SECTION 5.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the annual reports on Form 10-K referred to in clause (i) of Section 5.07(a) and the quarterly reports on Form 10-Q referred to in clause (ii) of
Section 5.07(a) complied as to form in all material respect with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the 1934 Act) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.09.  DISCLOSURE DOCUMENTS.

     (a) The Registration Statement on Form S-4 of Parent (the "REGISTRATION STATEMENT") to be filed with the SEC with respect to the issuance of Parent Stock in connection with the Merger and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the applicable requirements of the 1933 Act. Neither the Registration Statement nor any amendment or supplement thereto will at the time it becomes effective under the 1933 Act contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties contained in this Section 5.09(a) will not apply to statements or omissions included in the

Registration Statement based upon information furnished to Parent or Merger Subsidiary by the Company specifically for use therein.

          (b) Neither the joint proxy statement relating to the Parent Stockholder Meeting and the Company Stockholder Meeting nor the related proxy and notice of meeting, or soliciting material in connection therewith (collectively, the "JOINT PROXY STATEMENT") nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement or any such amendment or supplement is first mailed to stockholders of Parent and the Company or at the time of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement (except for information relating solely to the Company) shall comply as to form in all material respects with the applicable requirements of the 1933 Act. The representations and warranties contained in this
Section 5.09(b) will not apply to statements or omissions included in the Joint Proxy Statement based upon information furnished to Parent or Merger Subsidiary by the Company specifically for use therein.

     SECTION 5.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any events, occurrences, developments or state of circumstances or facts that, individually or in the aggregate, have had or will have a Parent Material Adverse Effect;

          (b) as of the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than the payment of regular quarterly dividends not in excess of $0.02 per share of Parent Stock, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries;

          (c) as of the date of this Agreement, any amendment of any material term of any outstanding security of Parent or any of its Subsidiaries;

          (d) as of the date of this Agreement, any incurrence, assumption or guarantee by Parent or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                   (e) as of the date of this Agreement, any creation or other incurrence by Parent or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                   (f) as of the date of this Agreement, any making of any material loan, advance or capital contributions to or investment in any Person other than to Parent or any of its direct or indirect wholly-owned Subsidiaries or in the ordinary course of business consistent with past practices;

                   (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of its Subsidiaries that has had or could reasonably be expected to have a Parent Material Adverse Effect;

                   (h) as of the date of this Agreement, any transaction or commitment made, or any contract or agreement entered into, by Parent or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Parent or any of its Subsidiaries of any contract or other right, in either case, material to Parent and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                   (i) as of the date of this Agreement, any change in any method of accounting, method of tax accounting or accounting principles or practice by Parent or any of its Subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act; or

                   (j) as of the date of this Agreement, any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or (to the extent material in the aggregate) employee of Parent or any of its Subsidiaries,(ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements,(iii) any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Parent or any of its Subsidiaries,(iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Parent or any of its Subsidiaries or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of Parent or any of its subsidiaries, other than, in the case of any of clauses (i) through (v), in the ordinary course of business consistent with past practice.

     SECTION 5.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                   (a) liabilities or obligations disclosed or provided for in the Parent Balance Sheet or in the notes thereto or in any of the Parent SEC Documents filed prior to the date hereof;

                   (b) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

                   (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     SECTION 5.12. COMPLIANCE WITH LAWS AND COURT ORDERS. Neither Parent nor any of its Subsidiaries is in violation of, or has since January 1, 1998 violated, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 5.13. LITIGATION. There is no action, suit, investigation or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries or any of their respective properties, or against any Parent Employee Plan (as defined in Section 5.16), before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 5.14. FINDERS' FEES. Except for Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with of the transactions contemplated by this Agreement.

     SECTION 5.15. TAXES. (a) Parent and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) or will timely file or cause to be timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, true and complete in all material respects.

                   (b) Parent and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes, whether individually or in the aggregate, due with respect to any period ending prior to or as of the Effective Time (other than Taxes which are being contested in good faith), or, where payment is not yet due or is being contested in good faith, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of such Taxes.

                   (c) Parent and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                   (d) No federal, state, local or foreign audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of Parent or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding.

                   (e) Neither Parent nor any of its Subsidiaries is or has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period, other than a group the common parent of which is Parent or any Subsidiary of Parent.

                   (f) Neither Parent nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to material Taxes of such other person (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or foreign tax law) including any liability for Taxes of any predecessor entity.

                   (g) Parent (i) is not aware of any fact or circumstance as of the date hereof which is reasonably likely to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, PROVIDED that Merger Subsidiary is the surviving corporation in the Merger and (ii) is not aware of any fact or circumstance (including the Merger), or combination thereof, which has caused or may cause the distribution by Parent of Park Place Entertainment Corporation ("PPEC") on December 31, 1998 (the "DISTRIBUTION") to fail to qualify as a tax-free transaction under Section 355(a) and (c) of the Code.

                   (h) The representations set forth in the private letter ruling issued by the IRS to Parent dated December 10, 1998, and the representations made by Parent in its request (and any supplements thereto) for such private letter ruling, were true, correct and complete in all respects at the date of the Distribution and are true, correct and complete in all respects on the date hereof.

                   (i) At the time of the Distribution, neither Parent, PPEC, nor any "Controlling Shareholder" (as defined below) of either corporation anticipated, in light of (i) industry trends, (ii) any information known regarding the intentions of the managements of corporations engaging in businesses similar to those of Parent and PPEC, and (iii) the general economic climate at the time of the distribution, that it was more likely than not that one or more persons would acquire a 50-percent or greater interest in Parent or PPEC within 2 years after the Distribution (or later pursuant to an agreement, understanding, or arrangement existing at the time of the Distribution or within 6 months thereafter) who would not have acquired such interests if the Distribution had not occurred. For purposes of this representation, "CONTROLLING SHAREHOLDER" means any stockholder of
(i) Parent who directly or indirectly together with related persons (as described in Sections 267(b) and 707(b) of the Code) owned 5 percent or more of any class of stock of Parent and who actively participated in the management of Parent, or (ii) PPEC who immediately after the Distribution directly or indirectly together with related persons (as described in Sections 267(b) and 707(b) of the Code) owned 5 percent or more of any class of stock of PPEC and who actively participated in the management of PPEC.

                   (j) The Parent Disclosure Schedule sets forth Parent's federal income tax basis, at the time of the Distribution, in the shares of PPEC distributed to its stockholders.

                   (k) Parent has received an opinion from Gibson, Dunn & Crutcher LLP to the effect that the Merger pursuant to this Agreement will not cause the Distribution to fail to qualify as a tax-free transaction under
Section 355(a) and (c) of the Code. In rendering such opinion Gibson, Dunn & Crutcher LLP shall be entitled to rely upon certain documentation including representations of officers and shareholders of Parent.

     SECTION 5.16. EMPLOYEE BENEFIT PLANS. (a) Section 5.16 of the Parent Disclosure Schedule contains a correct and complete list identifying each "employee benefit plan," as defined in Section 3(3) of ERISA, each written employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits, change of control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Parent or any ERISA Affiliate and covers any employee or former employee of Parent or any of its Subsidiaries, or with respect to which Parent or any of its Subsidiaries or ERISA Affiliates has any liability. Copies of such plans (and, if applicable, related trust agreements, insurance policies and other funding documents relating thereto, Internal Revenue Service determination letters, most recent filings on Form 5500, actuarial valuations, financial statements, and any correspondence with a government agency relating thereto) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to the Company. Such plans are referred to collectively herein as the "PARENT EMPLOYEE PLANS".

                   (b) Except as may be required by a collective bargaining agreement set forth in Section 5.16(a) of the Parent Disclosure Schedule, neither Parent nor any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or participates in, nor has within the past six years maintained, contributed to, had an obligation to contribute to, or participated in, any plan that constitutes or constituted a defined benefit or money purchase pension plan, as defined in Section 412 of the Code or ERISA, a Multiemployer Plan, a "multiple employer plan," as defined in ERISA, or that is or was subject to Title IV of ERISA.

                   (c) Each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and Parent knows of no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the Internal Revenue Service. Each Parent Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Parent Employee Plan. No material audit or investigation by any governmental authority is pending or, to the knowledge of Parent, threatened, regarding any Parent Employee Plan.

                   (d) No Parent Employee Plan provides for post-employment welfare benefits of any kind, except as may be required by Section 4980B of the Code.

                   (e) With respect to the Parent Employee Plans which are Multiemployer Plans,(i) during the last six years neither Parent nor any ERISA Affiliate thereof has incurred any complete or partial withdrawal, withdrawal liability, or any other obligation or liability under Title IV of ERISA (including Section 4212(c)) (other than contributions due in the normal course); and (ii) no such Plan is in reorganization status, is insolvent, has terminated, or suffered a mass withdrawal.

     SECTION 5.17. ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse
Effect:

                (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of Parent, is threatened by any governmental entity or other Person with respect to any matters relating to Parent or any Subsidiary and relating to or arising out of any Environmental Law;

                (ii) the Parent and its Subsidiaries are in compliance with all applicable Environmental Laws and all Environmental Permits; and

                (iii) there are no liabilities or obligations of Parent or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law.

     SECTION 5.18. FINANCING. Parent has received and furnished a copy to the Company of a commitment letter (including the Summary of Terms and Conditions annexed thereto, the "COMMITMENT LETTER") with Bank of America, N.A. and Bank of America Securities LLC (collectively, "BANK OF AMERICA") dated as of September 3, 1999. The funds which Bank of America has agreed, subject to the terms and conditions of the Commitment Letter, to provide will be sufficient, when taken together with funds available pursuant to (A) Parent's Existing Senior Credit Facility (as defined in the Commitment Letter) (the "EXISTING SENIOR CREDIT FACILITY"), as amended as contemplated by the Commitment Letter, and (B) other funds available to Parent, to pay all cash amounts payable to Company stockholders and optionholders in connection with the transactions contemplated by this Agreement, to effect all necessary refinancing of existing indebtedness of the Company and its Subsidiaries or of Parent and its Subsidiaries that is required as a result of the transactions contemplated by this Agreement, and to pay all related fees and expenses (such amount, the "REQUIRED CASH AMOUNT"). Pursuant to the Commitment Letter, Bank of America has also agreed to purchase assignments of commitments and loans outstanding under the Existing Senior Credit Facility to the extent, if any, necessary to enable Bank of America and any other lenders under the Existing Senior Credit Facility that consent to such amendment, to adopt any amendment, waiver or other modification necessary under the Existing Senior Credit Facility to permit the consummation of the transactions contemplated by this Agreement and all financings and refinancings required to consummate such transactions. Parent knows of no facts or circumstances as of the date hereof that would result in any of the conditions set forth in the Commitment Letter not being satisfied.

     SECTION 5.19.  ANTITAKEOVER STATUTES; RIGHTS AGREEMENT; DIRECTOR VOTES.
(a) Parent has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from the provisions of
Section 203 of Delaware Law, any other applicable antitakeover or similar statute or regulation and the business combination provisions of Article IX of Parent's certificate of incorporation.

                   (b) Under the terms of the Amended and Restated Rights Agreement dated as of September 10, 1998 between Parent and ChaseMellon Shareholder Services, L.L.C., as amended as of September 3, 1999 (the "PARENT RIGHTS AGREEMENT"), neither the execution of this Agreement nor the transactions contemplated hereby will cause a "Distribution Date" to occur or otherwise cause the rights ("PARENT RIGHTS") issued pursuant to the Parent Rights Agreement to become exercisable, and all such rights shall be non-exercisable at the Effective Time.

                   (c) Parent has been advised that all of its directors who own shares of Parent Stock intend to vote in favor of the Merger.

     SECTION 5.20. INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount comparable to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

     SECTION 5.21. INTELLECTUAL PROPERTY. Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Parent as currently conducted, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect. Parent has no knowledge of any assertion or claim challenging the validity of any of such intellectual property that would be reasonably likely to have a Parent Material Adverse Effect.

                   SECTION 5.22. REAL PROPERTY. (a) Neither Parent nor any of its Subsidiaries has received a notice of default or termination under any leases for real property providing for the occupancy, in each case, of (i) a hotel or (ii) other facilities in excess of 50,000 square feet except where the existence of such notices, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

                   (b) With respect to the real property that Parent and any of its Subsidiaries own, Parent or its Subsidiary has title sufficient to conduct the business of Parent and its Subsidiaries as currently conducted, except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                   SECTION 5.23. YEAR 2000 COMPLIANCE. Parent and its Subsidiaries have (i) completed a review and assessment of all areas within the business and operations of Parent and its Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer software and systems used by Parent or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, on, and any date after December 31, 1999) and (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, which plan and timeline have been made available to the Company.

                   SECTION 5.24.  MANAGEMENT AND FRANCHISE AGREEMENTS.
Parent has made available to the Company, or otherwise identified, all material management and franchise agreements (or forms thereof) to which Parent or any of its Subsidiaries is a party (collectively, the "MATERIAL PARENT AGREEMENTS") that contain material radius or non-competition restrictions which would prohibit the Company or its Subsidiaries (as determined immediately prior to the Effective Time) from the ownership, operation or management of any of their respective currently owned hotel properties or that require any consent or other action by any Person for, or will be subject to default, termination or cancellation because of, the transactions contemplated hereby, other than (x) those agreements the loss of the net income from which, individually or in the aggregate, would not have a Parent Material Adverse Effect or (y) those agreements Parent has the right or the ability to terminate and the loss of net income from which, or any payment required to be made or otherwise payable in connection therewith, individually or in the aggregate, would not have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received as of the date hereof a notice of default or termination under any Material Parent Agreement, except where the existence of such notices, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

                   SECTION 5.25. OPINION OF FINANCIAL ADVISOR. Parent has received the written opinions of Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, financial advisors to Parent, each to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Parent from a financial point of view.



                                   ARTICLE 6

                           COVENANTS OF THE COMPANY


                   The Company agrees that:

                   Section 6.01. CONDUCT OF THE COMPANY. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Parent or as contemplated by this Agreement or as set forth in the Company Disclosure Schedule, from the date hereof until the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to:

                   (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned Subsidiaries),(ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; PROVIDED that nothing in this Section 6.01(a) shall prohibit the Company or any of its Subsidiaries from doing any of the foregoing to the extent such action is otherwise permitted by this Section 6.01.

                   (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any Shares, or any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such Shares, voting securities, equity equivalent or convertible securities, other than (i) as permitted by Section 6.01(j),(ii) the issuance of Shares (and associated rights) upon the exercise of the GE Warrants, the GE Options or stock options pursuant to the Company's stock plans in accordance with their current terms and the issuance of Credited Shares upon vesting thereof and (iii) the issuance of Shares and options pursuant to the Directors Plan or the Directors Program;

                   (c) amend its Certificate of Incorporation or By-Laws or other comparable organizational documents or amend any material terms of the outstanding securities of the Company or its Subsidiaries;

                   (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, other than, in the case of clauses (i) and (ii), (x) transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (y) the direct or indirect acquisition of individual hotel properties or interests therein in accordance with Annex C to the Company Disclosure Schedule;

                   (e) except as contemplated by (i) Annex C to the Company Disclosure Schedule, (ii) Annex A (Funding Commitments) to the Company Disclosure Schedule or (iii) in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or other investments in, any entity which, individually, is in excess of $10 million or, in the aggregate, are in excess of $20 million;

                   (f) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than (x) transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole, (y) pursuant to agreements existing on the date hereof or (z) sales of individual hotel properties not to exceed $50 million in the aggregate;

                   (g) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities, other than (i) indebtedness and guarantees as contemplated by Annex A (Funding Commitments) or Annex C to the Company Disclosure Schedule, (ii) any other such indebtedness, guarantee or issuance incurred in the ordinary course of business consistent with past practice or incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries and (iii) the annual renewal of the Company's existing 364-day revolving credit agreement on substantially the same terms;

                   (h) except as required under any collective bargaining agreement (whether now or hereafter in effect) or under Section 2.07 or as may be mutually agreed upon between Parent and the Company, enter into or adopt any new, or amend any existing, severance plan, agreement or arrangement or enter into any new or amend any existing Company Employee Plan or employment or consulting agreement, other than as required by law, except that the Company or its Subsidiaries may enter into (i) employment agreements if such agreements (x) are no longer than one year in duration and (y) provide for an annual base salary of less than $150,000, and (ii)consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty, and the Company or its Subsidiaries may amend any Company Employee Plan or other plan, program, policy or arrangement if such amendment will result in not more than a DE MINIMIS additional cost to the Company or its Subsidiaries;

                   (i) except (i) as permitted under Section 6.01(h), (ii)as described in Section 7.05(c) of the Company Disclosure Schedule or (iii) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries;

                   (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards, other than an award agreed to in good faith by Parent which (i) is made to a management employee or non-employee director who would be eligible to receive such award under the terms of the Company Employee Plans as applied consistently with past practice and (ii) is made on terms substantially the same as the terms of awards previously awarded under such plan (except that the vesting of such award shall not be subject to acceleration by virtue of consummation of the Merger);

                   (k) change (i) its method of accounting or accounting practices in any material respect except as required by changes in GAAP or
(ii) its fiscal year;

                   (l) except (i) as disclosed in Annex A (Funding Commitments) to the Company Disclosure Schedule, (ii) as disclosed in Annex C to the Company Disclosure Schedule, or (iii) for maintenance and casualty capital expenditures in the ordinary course of business consistent with past practice, make or agree or make any new capital expenditure or expenditures which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $10,000,000;

                   (m) settle or compromise any federal, state, local or foreign tax liability to the extent the amount paid pursuant to such settlement or compromise would exceed $5,000,000;

                   (n) except as required by law, prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                   (o) engage in any transaction with any Affiliate (other than any Subsidiary), director or officer of Parent, except as contemplated by this Agreement or on an arms' length basis and in the ordinary course of business;

                   (p) amend the Rights Agreement or redeem or render inapplicable the Rights to facilitate the acquisition by any Person of more than 15% of the outstanding Shares, except in connection with the transactions contemplated by this Agreement or a Superior Proposal recommended by the Board of Directors of the Company in accordance with
Section 6.02(b); or

                   (q) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                   SECTION 6.02. STOCKHOLDER MEETING; PROXY MATERIAL. (a) The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. In connection with such meeting, the Company will
(i) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

                   (b) The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders; PROVIDED that (A) the Board of Directors of the Company shall be permitted to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders, but only if (i) the Company has complied with the terms of Section 6.03, (ii) the Company has received an unsolicited Acquisition Proposal which the Board of Directors of the Company determines in good faith would, if consummated, constitute a Superior Proposal, (iii) the Board of Directors determines in good faith, on the basis of advice of outside legal counsel, that it must take such action to comply with its fiduciary duties under applicable law; (iv) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action; and (v) the Company concurrently terminates this Agreement pursuant to Section 10.01(d)(i) and pays the termination fee contemplated by Section 11.04(b); and (B) to the extent applicable the Board of Directors of the Company shall be permitted to comply with Rule 14d-9 and Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal. For purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide written Acquisition Proposal which the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal including the nature and sufficiency of financing for such proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably likely to be completed (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in Section 1.01 except that the references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50%"). Nothing in this Section 6.02(b) shall permit the Company to terminate this Agreement except as specifically provided in
Article 10.

                   SECTION 6.03. NO SOLICITATION; OTHER OFFERS. (a) From the date hereof until the termination hereof, the Company will not, and will cause its Subsidiaries and will use reasonable best efforts to cause the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of the Company and its Subsidiaries not to, directly or indirectly, (i) take any action to solicit or initiate the submission of any Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries to, any Person who, to the knowledge of the Company, is considering making, or has made, an Acquisition Proposal; PROVIDED that the Company may negotiate or otherwise engage in discussions with, and furnish nonpublic information to, any Person in response to an unsolicited Acquisition Proposal if (w) the Company has complied with the terms of Section 6.03(b), (x) the Board of Directors of the Company determines in good faith that, based on the terms and conditions contained in such Acquisition Proposal, such Acquisition Proposal could reasonably be expected to constitute a Superior Proposal, (y) prior to providing any information or data to any Person in connection with an Acquisition Proposal, such Person executes a confidentiality agreement with terms substantially similar to those contained in the Confidentiality Agreement (except as to the standstill provisions, PROVIDED that if the Company so enters into any such confidentiality agreement without standstill provisions substantially similar to those in the Confidentiality Agreement, then

Parent shall to the extent of such difference be relieved of compliance with the Confidentiality Agreement's standstill obligations) and (z) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.

                   (b) The Company will notify Parent promptly after receipt by the Company of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries by any Person who, to the knowledge of the Company, is making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent informed of the status and details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and use reasonable best efforts to cause the directors, employees and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

                   SECTION 6.04. AFFILIATES. Prior to the Effective Time, the Company shall cause to be delivered to Parent a letter identifying, to the best of the Company's knowledge, all Persons who may be deemed "affiliates" of the Company under Rule 145 of the 1933 Act. The Company shall use its reasonable best efforts to cause each Person who is so identified as an affiliate to deliver to Parent on or prior to the Effective Time a letter substantially in the form of Exhibit A to this Agreement.



                                     ARTICLE 7

                                COVENANTS OF PARENT


                   Parent agrees that:

                   SECTION 7.01. CONDUCT OF PARENT. From the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as contemplated by this Agreement, from the date hereof until the Effective Time Parent shall not, and shall not permit any of its Subsidiaries to:

                   (a) amend Parent's certificate of incorporation or by-laws (PROVIDED that Parent shall be permitted to make such amendments to its by-laws as are not inconsistent with the rights and obligations of the parties under this Agreement and as would not delay consummation of the transactions contemplated by this Agreement);

                   (b) amend any material terms of the outstanding securities of Parent or its Subsidiaries;

                   (c) split, combine, subdivide or reclassify any shares of Parent Stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Parent Stock, except for (i) regular quarterly cash dividends not exceeding $0.02 per share, (ii) regular dividends on any future series of preferred stock pursuant to the terms of such securities, or (iii) dividends paid by a Subsidiary of Parent to Parent or any Subsidiary of Parent that is, directly or indirectly, wholly owned by Parent;

                   (d) take any action that would or would reasonably be expected to impair the ability of the Company, Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement;

                   (e) change (i) its methods of accounting or accounting practices in any material respect except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

                   (f) enter into or acquire any new line of business that
(i) is material to Parent and its Subsidiaries taken as a whole and (ii) is not strategically related to the current business or operations of Parent and its Subsidiaries;

                   (g) incur indebtedness (other than pursuant to the Financing Agreements) outside of the ordinary course or for acquisitions unless such incurrence is not reasonably likely (assuming the consummation of the transactions contemplated hereby) to result in the rating accorded Parent's senior debt by Moody's Investor's Services and Standard & Poor's Rating Services to be non-investment grade;

                   (h) engage in any (i) merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction unless the stockholders of Parent prior to such transaction own, directly or indirectly, a majority of the equity interests in the surviving or resulting corporation and Parent has received an opinion from Gibson, Dunn & Crutcher LLP, reasonably satisfactory to Company, to the effect that such transaction will not adversely affect its ability to deliver the opinion described in Section 9.03(c), (ii) transaction as a result of which any third party acquires, directly or indirectly, an equity interest for less than the then market value of Parent stock (other than pursuant to any existing employee compensation plan), or representing greater than in the aggregate 15% of the voting securities of Parent or any Subsidiary of Parent unless Parent has received an opinion from Gibson, Dunn & Crutcher LLP, reasonably satisfactory to the Company, to the effect that such transaction will not adversely affect its ability to deliver the opinion described in Section 9.03(c) or (iii) sale, lease, mortgage or disposition of, or creation of any Lien upon, any of the properties or assets of Parent and its Subsidiaries, other than transactions in this ordinary course of business or transactions not exceeding $100 million in the aggregate;

                   (i) engage in any transaction with any Affiliate (other than any Subsidiary or any Alliance Company), director or officer of Parent, except on an arms' length basis and in the ordinary course of business;

                   (j) acquire, directly or indirectly, any Shares except pursuant to the Merger; or

                   (k) agree or commit to do any of the foregoing.

                   SECTION 7.02. OBLIGATIONS OF MERGER SUBSIDIARY. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                   SECTION 7.03. VOTING OF SHARES. Parent agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

                   SECTION 7.04. DIRECTOR AND OFFICER LIABILITY. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

                   (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company and of any Subsidiary of the Company (each, an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; PROVIDED that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                   (b) The Surviving Corporation shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 7.04. The Indemnified Person shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to the Surviving Corporation and the Surviving Corporation shall cooperate in the defense thereof; PROVIDED that the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, unless a conflict of interest shall be caused thereby, and PROVIDED FURTHER that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

                   (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by the Company and its Subsidiaries as of the date hereof for such insurance, then Parent shall, or shall cause its Subsidiaries to, provide only such coverage as shall then be available at an annual premium equal to 200% of such rate.

                   (d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

                   (e) The rights of each Indemnified Person under this
Section 7.04 shall be in addition to any rights to indemnification, exculpation from liabilities for acts or omissions or other rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws or under any agreements or other arrangements with the Company or its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

                   (f) The obligations of the Surviving Corporation under this Section 7.04 shall be joint and several obligations of Parent and the Surviving Corporation.

                   SECTION 7.05. EMPLOYEE MATTERS. (a) EXISTING EMPLOYMENT AND SEVERANCE AGREEMENTS. From and after the Effective Time Parent shall, or shall cause the Surviving Corporation to, without further action, assume and honor the obligations of the Company and its Subsidiaries under the terms of each written employment and severance agreement in effect immediately prior to the Effective Time between the Company or any of its Subsidiaries and any employee or former employee thereof.

                   (b) SEVERANCE AGREEMENTS. Parent shall, or shall cause the Surviving Corporation to, honor all obligations under all severance agreements and arrangements referred to in Sections 7.05(b)(i) and 7.05(b)(ii) of the Company Disclosure Schedule.

                   (c) EMPLOYEE BENEFIT LEVELS. For one year after the Effective Time, Parent shall, or shall cause the Surviving Corporation to provide employees of the Company or its Subsidiaries immediately prior to the Effective Time ("AFFECTED EMPLOYEES") with benefits substantially comparable, in the aggregate, to the benefits available to Affected Employees immediately prior to the Effective Time (taking into account, whether or not implemented as of the Effective Time, the changes to the Company's benefit plans described in Section 7.05(c) of the Company Disclosure Schedule). In addition to the foregoing requirement, on and after the first anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide Affected Employees with benefits substantially comparable, in the aggregate, to the benefits provided similarly situated employees of Parent or its Affiliates. In addition, Parent shall, or shall cause the Surviving Corporation to, maintain in effect during the period from the Effective Time until the first anniversary of the Effective Time for the benefit of Affected Employees the severance plans, policies and practices of the Company and its Subsidiaries applicable to Affected Employees as in effect immediately prior to the Effective Time.

                   (d) HONORING ACCRUED AND VESTED BENEFITS. Parent shall, or shall cause the Surviving Corporation to, honor all accrued, vested benefits under all compensation and benefit plans, policies, practices and arrangements of the Company or its Subsidiaries in existence immediately prior to the Effective Time. Without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation to, honor all unused vacation, holiday, sickness and personal days accrued by Affected Employees under the policies and practices of the Company and its Subsidiaries.

                   (e) SERVICE CREDIT. In the event of any change in the welfare benefits provided to an Affected Employee under any plan, Parent shall, or shall cause the Surviving Corporation to,(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employee under such plan (except to the extent that such conditions, exclusions or waiting periods would apply under the Company or Subsidiary's then existing plans absent any change in such welfare plan coverage) and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to any such change in coverage in satisfying any applicable deductible or out-of-pocket requirements under such new or changed plan. Parent shall, or shall cause the Surviving Corporation to, provide each Affected Employee with credit for all service with the Company and its Affiliates under each employee benefit plan, policy, program or arrangement in which such Affected Employee is eligible to participate, except to the extent that it would result in a duplication of benefits with respect to the same period of services.
However, neither Parent nor the Surviving Corporation shall be required to provide past service credit for benefit accrual purposes (other than under any vacation, sick pay or severance plan), unless such past service credit is given to other similarly situated employees.

                   (f) ANNUAL BONUSES. On or prior to March 15, 2000, without duplicating any benefits under any severance, termination or employment agreement, Parent shall, or shall cause the Surviving Corporation to, pay to each Affected Employee then employed by Parent, the Surviving Corporation or any of their respective Affiliates who currently participates in the Company's bonus plans, and each such Affected Employee whose employment was involuntarily terminated without "cause" by Parent, the Surviving Corporation or any of their respective Affiliates after the Effective Time but prior to March 15, 2000, a cash bonus equal to the amount to which such Affected Employee would have been entitled under the terms of such plans, PROVIDED that the performance measures used to determine whether an Affected Employee is eligible for such bonus shall be adjusted to exclude extraordinary expenses arising from the transactions contemplated by the Agreement. In the event an Affected Employee whose employment is terminated in 1999 is entitled to a bonus pursuant to this Section 7.05(f), such bonus shall be pro rated to reflect the portion of calendar 1999 elapsed between January 1, 1999 and the date of such employee's termination. A termination will be deemed to be involuntary and without "cause" if the Affected Employee is terminated in a manner that entitles such person to severance benefits under the Tier I or Tier II Severance Agreement or Tier III or Tier IV severance or similar arrangement or agreement for which he or she is eligible, or the Affected Employee terminates his or her employment after (i) a material reduction in the level of such Affected Employee's compensation and benefits, taken in the aggregate;(ii) an assignment of duties substantially different from his or her current duties and incompatible with such Affected Employee's education, training and experience;(iii) a relocation of such Affected Employee's principal workplace by more than 50 miles; or (iv) the occurrence of any event, fact or circumstance entitling such

Affected Employee to receive severance benefits under any severance or employment agreement.

                   Without limiting the generality of the immediately preceding paragraph, Parent shall not, and shall cause the Surviving Corporation not to, adversely modify, impair or diminish the ability of any Affected Employee to attain such Affected Employee's full bonus opportunity for 1999 afforded by any relevant bonus plan in effect as of the Effective Time.

                   (g) Nothing in this Agreement shall be construed to restrict the ability of Parent and its Subsidiaries to make hiring, promotion or termination decisions after the Effective Time or to prevent changes in compensation or benefits as may result due to changes in title, position or responsibility.

                   SECTION 7.06. PARENT BOARD OF DIRECTORS. Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to appoint 2 persons, selected by Parent, who are currently directors of the Company (the "COMPANY DESIGNEES") to the Board of Directors of Parent as of the Effective Time.

                   SECTION 7.07.  PARENT STOCKHOLDER MEETING.   Parent shall
cause a meeting of its stockholders (the "PARENT STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger, and, at such stockholder meeting, the Board of Directors of Parent shall recommend approval and adoption by Parent's stockholders of this Agreement and the Merger and shall not withdraw such recommendation. In connection with such meeting, Parent will (i) promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

                   SECTION 7.08. REGISTRATION STATEMENT. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement, and shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger and upon the exercise of Parent Stock Options.

                   SECTION 7.09. STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in connection with the

Merger to be listed on the NYSE and the Pacific Stock Exchange, subject to official notice of issuance.

                   SECTION 7.10. TAX-FREE NATURE OF DISTRIBUTION. Parent will not take any action or fail to take any action which in the opinion of Gibson, Dunn & Crutcher LLP or other nationally recognized tax counsel selected by Parent may cause the Distribution to fail to be qualified as a tax-free transaction under Section 355(a) and (c) of the Code.

                   SECTION 7.11. FINANCING AGREEMENTS. (a) Parent shall use its best efforts to obtain financing in an amount at least equal to the Required Cash Amount, including by (i) executing before December 2, 1999 (or such later date as agreed by Bank of America) definitive agreements for the New Senior Credit Facilities (as defined in the Commitment Letter) contemplated by the Commitment Letter and (ii) executing as promptly as practicable any necessary amendments, waivers or other modifications to the Existing Senior Credit Facility. The Commitment Letter, the definitive agreements for the New Senior Credit Facilities and the Existing Senior Credit Facility, as so amended, modified or waived (along with any other document pursuant to which Parent obtains financing of all or a portion of the Required Cash Amount) are referred to herein collectively as the "FINANCING AGREEMENTS". The Company will be afforded a reasonable opportunity to review and comment on the representations and warranties contained in the Financing Agreements and no such representation or warranty, insofar as it relates to facts and circumstances relating to the Company and its Subsidiaries, shall be included therein that the Company shall have advised Parent is incorrect or inaccurate. Parent shall use its reasonable best efforts to ensure that the representations and warranties contained in the Financing Agreements shall be consistent with the Commitment Letter.

                   (b) Without limiting the generality of the foregoing, in the event that at any time funds are not or have not been made available under the Financing Agreements so as to enable Parent to proceed with the Closing in a timely manner, Parent shall (i) use its best efforts to obtain alternative funding in an amount at least equal to the Required Cash Amount on terms and conditions materially comparable to those provided in such Financing Agreements or otherwise on terms reasonably acceptable to Parent and (ii) shall continue to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                   (c) Parent shall take all actions necessary to enforce any or all of its rights, and comply with all of its obligations under the Financing Agreements, except to the extent consented to by the Company in writing.

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


                                   ARTICLE 8

                       Covenants of Parent and the Company

                   The parties hereto agree that:


                   SECTION 8.01. EFFORTS. (a) Subject to the terms and conditions of this Agreement, Company and Parent will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                   (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of Parent and Company shall use its reasonable best efforts to (i) cooperate in all respects with the other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party,(ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party, with any other Person. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

                   SECTION 8.02. CERTAIN FILINGS. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Joint Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Joint Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

                   SECTION 8.03. PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                   SECTION 8.04. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                   SECTION 8.05. ACCESS TO INFORMATION. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement, the Company and Parent shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (ii)furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Unless otherwise required by law, each of Company and Parent will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

                   SECTION 8.06. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall promptly notify the other of:

                   (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                   (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                   (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or any of their Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12, 4.13, 5.12 or 5.13, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

                   SECTION 8.07. COOPERATION AS TO TAX MATTERS. Each of the Company and Parent will (a) not take any action that is reasonably likely to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code, and (b) use its reasonable best efforts (including the provision of customary representations) to permit counsel to render the opinions described in Section 9.02(b) and Section 9.03(b). Neither Parent nor the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations set forth in certificates delivered to such counsel.

                   SECTION 8.08. TRANSFER AND GAINS TAX. Parent will pay any federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "GAINS TAXES"), any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger, (except as otherwise provided in Section 2.10) any federal, state, local, foreign or provincial tax which is attributable to the transfer of Shares or Parent Stock pursuant to the terms of this Agreement (collectively, "STOCK TRANSFER TAXES") and any penalties or interest with respect to any such Stock Transfer Taxes. Parent and the Company agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Parent and the Company. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 8.08 in the preparation of any return with respect to the Gains Taxes.

                   SECTION 8.09. AUDITORS' LETTERS. Parent and the Company each shall use all reasonable best efforts to cause to be delivered to the other party and such other party's directors a letter of its independent auditors, dated the date on which the Registration Statement shall become effective, and addressed to the other party and such other party's directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                   SECTION 8.10. REGISTRATION RIGHTS AGREEMENT. At the Effective Time, Parent will enter into a Registration Rights Agreement identical to the Registration Rights Agreement dated as of December 19, 1997 by and among the Company, GE Investment Hotel Partners I, Limited Partnership, GE Investment Management Incorporated, Trustees of General Electric Pension Trust, MetPark Funding, Inc., The Ueberroth Family Trust, The Ueberroth Investment Trust, Mr. Richard Ferris, Ridge Partners, L.P. and Red Lion (the "EXISTING REGISTRATION RIGHTS AGREEMENT"), pursuant to which Parent will provide registration rights to the parties to the Existing Registration Rights Agreement with respect to all shares of Parent Stock issued in the Merger in respect of Shares covered by the Existing Registration Rights Agreement.



                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

                   SECTION 9.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                   (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

                   (b) this Agreement shall have been approved by the stockholders of Parent;

                   (c) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                   (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

                   (e) the Registration Statement shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

                   (f) the shares of Parent Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                   SECTION 9.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

                   (a) (i)the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time,(ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true in all material respects at and as of the Effective Time as if made at and as of such time (or, if given as of a specific date, at and as of such date) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) Parent shall have received a certificate signed by an executive of the Company to the foregoing effect;

                   (b) Parent shall have received an opinion of Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Parent and the Company; and

                   (c) funds at least equal to the Required Cash Amount shall be available to Parent; PROVIDED that this condition shall be deemed satisfied (and Parent and Merger Subsidiary shall be obligated to consummate the Merger) in the event that

Parent is in material breach of Sections 5.18 or 7.11 of this Agreement or any representation, warranty, covenant or agreement of Parent or any of its Affiliates contained in, or any material failure by Parent or any of its Affiliates to take any action necessary under, any of the Financing Agreements (other than any such breaches of representations or warranties in the Financing Agreements attributable solely to facts and circumstances relating to the Company and its Subsidiaries).

                   SECTION 9.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                   (a) (i)each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time,(ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true in all material respects at and as of the Effective Time as if made at and as of such time (or, if given as of a specific date, at and as of such date) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect; and

                   (b) The Company shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Parent and the Company.

                   (c) Parent shall have received an opinion of Gibson, Dunn & Crutcher LLP dated the Effective Time confirming its opinion referred to in
Section 5.15(k) of this Agreement.

                                    ARTICLE 10

                                   TERMINATION

                   SECTION 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or Parent):

                   (a) by mutual written agreement of the Company and Parent;

                   (b) by either the Company or Parent, if:

                         (i) the Merger has not been consummated on or before
                   the Outside Termination Date. The "OUTSIDE TERMINATION DATE" shall mean March 31, 2000; PROVIDED however that if by such date the condition set forth in Section 9.02(c) has not been satisfied solely because the lenders under the Financing Agreements have declined to provide funds thereunder because of a material adverse change in or material disruption of conditions in the financial, banking or capital markets related to the "Year 2000 Problem" (that is, the risk that computer software and systems may be unable to recognize and perform date-sensitive functions involving certain dates prior to, on, and any date after December 31, 1999) and such change or disruption of conditions is continuing, then "Outside Termination Date" shall mean April 30, 2000; PROVIDED further that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                        (ii) there shall be any law or regulation that makes
                   consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; PROVIDED that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the application of any such law or regulation to the Merger or the imposition of any such judgment, injunction, order or decree;

                       (iii) this Agreement shall not have been approved and
                   adopted in accordance with Delaware Law by the Company's stockholders at the Company Stockholder Meeting (or any adjournment thereof); or

                        (iv) this Agreement shall not have been approved by
                   Parent's stockholders at the Parent Stockholder Meeting (or any adjournment thereof);

                   (c) by Parent, if

                         (i) any Person or "group" (as defined in Section
                   13(d)(3) of the 1934 Act), other than Parent or any of its Affiliates, shall have acquired beneficial ownership of more than 50% of the Shares;

                        (ii) (A) the Board of Directors of the Company shall
                   have failed to recommend or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger and shall have approved or recommended a Superior Proposal, or (B) the Company shall have entered into, or publicly announced its intention to enter into, a definitive agreement or an agreement in principle with respect to a Superior Proposal; or

                   (d) by the Company, if

                         (i) the Board of Directors of the Company shall
                   approve a Superior Proposal or shall withdraw, or modify in a manner adverse to Parent, its recommendation of this Agreement or the Merger to its stockholders, provided however that (A) the Company shall have complied with
                   Section 6.02(b) and Section 6.03,(B) the Company shall have given Parent five business days written prior notice of its intention to terminate the Agreement, attaching a description of all material terms and conditions of the Superior Proposal to such notice,(C) Parent does not make prior to such termination of this Agreement a definitive, binding offer to make adjustments to this Agreement which the Board of Directors of the Company determines would enable the Company to proceed with its recommendation to its stockholders of the transactions contemplated hereby as amended by such proposed adjustments, and (D) the Company prior to such termination pursuant to this clause
                   (d)(i) pays to Parent in immediately available funds the fee required to be paid pursuant to Section 11.04(b). The Company agrees to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                        (ii) if the Board of Directors of Parent shall have
                   failed to recommend or withdrawn or modified or changed in a manner adverse to the Company its approval and recommendation of this Agreement or the Merger.

                   The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

                   SECTION 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; PROVIDED that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party,(ii) failure of either party to perform a covenant hereof or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 11.04, 11.06, 11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01.


                                  ARTICLE 11

                                MISCELLANEOUS

                   SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                   if to Parent or Merger Subsidiary, to:



                         9336 Civic Center Drive
                         Beverly Hills, California 90210
                         Fax: (310) 205-7677
                         Attention: Thomas E. Gallagher, General Counsel


                   with a copy to:

                         Gibson, Dunn & Crutcher LLP
                         333 South Grand Avenue
                         Los Angeles, California 90071
                         Fax: (213) 229-7520
                         Attention: Andrew Bogen

                   if to the Company, to:

                         755 Crossover Lane
                         Memphis, Tennessee 38117
                         Fax: (910) 374-6533

                         Attention: Jay Huber, General Counsel



                   with a copy to:

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, New York 10017
                         Fax: (212) 450-4800
                         Attention: Joseph Rinaldi

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                   SECTION 11.02.  SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 7.04 and 7.05 (which shall survive the Effective Time) and Sections 10.02, 11.04, 11.06, 11.07 and 11.08.

                   SECTION 11.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; PROVIDED that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

                   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   SECTION 11.04. EXPENSES. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

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


                  (b) The Company agrees to pay Parent a fee in immediately available funds equal to $75 million promptly, but in no event later than two business days, after the termination of this Agreement

                  (1)  by Parent pursuant to Section 10.01(c)(ii),

                  (2)  by Company pursuant to Section 10.01(d)(i),

                  (3) if (A) Parent shall terminate this Agreement pursuant to Section 10.01(b)(i),(B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal,(C) following the existence of such Acquisition Proposal and prior to any such termination, the Company shall have intentionally breached (and not cured after notice thereof) any of its material covenants or agreements set forth in this Agreement in any material respect and (D) within 12 months of any such termination of this Agreement, the Company shall enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

                  (4) if (A) Parent shall terminate this Agreement pursuant to Section 10.01(b)(iii), (B) any Person or "group" other than Parent or any of its Affiliates acquires beneficial ownership of more than 25% of the Shares and (C) within 12 months of any such termination of this Agreement, the Company shall enter into a definitive agreement with such Person or group with respect to an Acquisition Proposal;

                  (5) if (A) Parent shall terminate this Agreement pursuant to Section 10.01(b)(iii), (B) at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal and (C) within 12 months of any such termination of this Agreement, the Company shall enter into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated; or

                  (6)  if Parent shall terminate this Agreement pursuant to
Section 10.01(c)(i).

                  (c) Parent agrees to pay the Company a fee in immediately available funds equal to $150 million promptly, but in no event later than two business days, after the termination of this Agreement pursuant to
Section 10.01(b)(i) if: (i) prior to the Outside Termination Date funds at least equal to the Required Cash Amount have not been made available to Parent pursuant to the Financing Agreements, (ii) the conditions set forth in Sections 9.01(a) (except if the Company has delayed or postponed its stockholder meeting pending notification from Parent that the condition referred to in Section 9.02(c) has been or is reasonably likely to be satisfied or has been waived), 9.01(c), 9.01(d), 9.01(e) (except if effectiveness of the Registration Statement has been delayed or postponed pending notification from Parent that the condition referred to in Section 9.02(c) has been or is

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

reasonably likely to be satisfied or has been waived) and 9.02(a) are satisfied as of the Outside Termination Date (in the case of Section 9.02(a), as if the reference to the Effective Time therein were to the Outside Termination Date) and (iii) the unavailability of such funds was not due to a breach of any representation and warranty in the Financing Agreements attributable solely to facts and circumstances relating to the Company and its Subsidiaries (PROVIDED that this clause (iii) shall not apply if the Company had previously advised Parent, as contemplated in Section 7.11, that the representation or warranty in question was incorrect or inaccurate).

                   SECTION 11.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

                  SECTION 11.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

                  SECTION 11.07. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

                  SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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


                  SECTION 11.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

                  SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  SECTION 11.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  SECTION 11.12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  SECTION 11.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            PROMUS HOTEL CORPORATION


                            By: /s/ Norman P. Blake, Jr.
                                ---------------------------------------
                                 Name:  Norman P. Blake, Jr.
                                 Title: Chairman of the Board,
                                        President and Chief Executive Officer



                            HILTON HOTELS CORPORATION


                            By: /s/ Stephen F. Bollenbach
                                ---------------------------------------
                                 Name:  Stephen F. Bollenbach
                                 Title: President and Chief Executive Officer



                            CHICAGO HILTON, INC.


                            By: /s/ Stephen F. Bollenbach
                                ---------------------------------------
                                 Name:  Stephen F. Bollenbach
                                 Title: President and Chief Executive Officer



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